John M. Climaco Appointed to Digirad Board of Directors

POWAY, CA -- (Marketwire - June 04, 2012) - Digirad Corporation (NASDAQ: DRAD) today announced that John M. Climaco has been appointed to its Board of Directors, effective immediately.

"We are very excited to add John to Digirad's board," said R. King Nelson, Digirad's chairman. "He brings to Digirad broad-based operating experience as a life sciences CEO and has managed the real world challenges of building an emerging medical business in a tough U.S. healthcare environment. We feel this set of skills and experiences is what will help build stockholder value at Digirad."

"I am grateful for the opportunity to join Digirad's board," said Mr. Climaco. "I look forward to assisting Digirad in whatever way that I can."

Like all non-management directors, Mr. Climaco is subject to Digirad's director stock ownership policy, which strongly encourages all non-management directors to acquire on the open market (within one year) an amount of Digirad's stock equal in value to the annual cash retainer payable to non-management directors.

"John's appointment concludes our previously-announced process to strengthen Digirad's board," said Mr. Nelson. "Since April 2012, we have added four new directors -- Jeff Eberwein, Chuck Gillman, Jim Hawkins and now John Climaco. Our stockholders recommended a number of exceptional candidates as directors, and for that we are grateful. We could not be more delighted with the results of this process, which we feel has strengthened both Digirad's board and our engagement with our stockholders.

"These new directors, in addition to our existing board members, provide Digirad with a powerful mix of skills, backgrounds and perspectives," continued Mr. Nelson. "With our process to reconstitute the board now complete, we will once again turn our full attention to creating stockholder value."

Mr. Climaco is the President and Chief Executive Officer, as well as member of the board of directors, of Axial Biotech, Inc., a venture-backed molecular diagnostics company specializing in spine disorders, which he co-founded in 2003. Under Mr. Climaco's leadership, and through partnerships he created with companies including Medtronic, Johnson & Johnson and Smith & Nephew, Axial successfully developed and commercialized ScoliScore, the first molecular prognostic test in the orthopaedic industry. Prior to founding Axial Biotech, Mr. Climaco served as Director of Programming for Quokka Sports, a venture-backed online media company that went public in 1999. While with Quokka, Mr. Climaco helped to create and manage partnerships with Intel, Microsoft WebTV, NBC Sports and National Geographic. Mr. Climaco was also an attorney with Fabian & Clendenin in Salt Lake City. Mr. Climaco currently serves on the board of directors of InfuSystem Holdings, Inc., a national provider of infusion pumps and related services. Mr. Climaco holds a Bachelor of Arts in Philosophy, cum laude, from Middlebury College and a Juris Doctorate from the University of California, Hastings College of Law.

Additional Information and Where to Find It
Digirad Corporation (the "Company"), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with the Company's 2012 Annual Meeting of Stockholders (the "Annual Meeting"). The Company plans to file a proxy statement (the "2012 Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies for the Annual Meeting. Gerhard F. Burbach, John M. Climaco, Todd P. Clyde, Jeffrey E. Eberwein, Charles M. Gillman, James B. Hawkins, R. King Nelson and John W. Sayward, all of whom are members of the Company's Board of Directors, are participants in the Company's solicitation. Other than Messrs. Burbach and Clyde, none of such participants owns in excess of 1% of the Company's common stock. Mr. Clyde may be deemed to own approximately 2.6% of the Company's common stock and Mr. Burbach may be deemed to own approximately 1.6% of the Company's common stock. Additional information regarding the interests of such participants will be included in the 2012 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting.

On April 22, 2012, Messrs. Eberwein, Gillman and Hawkins joined the Company's Board of Directors. Messrs. Eberwein and Gillman each own or may be deemed to own 102,985 shares of the Company's common stock. Other than such shares, none of such individuals own any shares of Digirad's common stock or have any other interests in Digirad, by security holdings or otherwise.

On May 31, 2012, Mr. Climaco joined the Company's Board of Directors. Mr. Climaco does not own any shares of Digirad's common stock or have any other interests in Digirad, by security holdings or otherwise.

Promptly after filing its definitive 2012 Proxy Statement with the SEC, the Company will mail the definitive 2012 Proxy Statement and a WHITE proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2012 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, copies of the definitive 2012 Proxy Statement and any other documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC's website (http://www.sec.gov), at the Company's website (http://www.digirad.com) or by writing to Investor Relations, Digirad Corporation, 13950 Stowe Drive, Poway, CA 92064.

About Digirad
Digirad is a leading provider of diagnostic imaging products, and personnel and equipment leasing services. For more information, please visit www.digirad.com. Digirad® is a registered trademark of Digirad Corporation.

Forward-Looking Statements
This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding our ability to deliver value to customers, our actions to reconstitute our board of directors and our desire to maximize stockholder value. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made, including the risks associated with changes in business conditions, technology, customers' business conditions, reimbursement, radiopharmaceutical shortages, economic outlook, operational policy or structure, acceptance and use of Digirad's camera systems and services, reliability, recalls, and other risks detailed in Digirad's filings with the U.S. Securities and Exchange Commission, including Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports. Readers are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Digirad undertakes no obligation to revise or update the forward-looking statements contained herein.

Investor Contact
Matt Clawson
Allen & Caron
949-474-4300

Company Contact
Todd Clyde
Chief Executive Officer
858-726-1600